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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-31249 and 333-62939 and Forms S-8 No. 33-38304, 33-52228,
33-52226, 33-68076, 33-81284, 33-79496, 333-36713, 333-36715, 333-39991,
333-39993, 333-64545 and 333-73383) of Staples, Inc. and in the related
Prospectus of our report dated March 4, 1999, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K) for the year ended January 30, 1999.



/s/ Ernst & Young Llp
---------------------------------
ERNST & YOUNG LLP


Boston, Massachusetts
March 30, 1999